                                                                    Exhibit 10.7

THE SECURITIES TO WHICH THIS STOCK PURCHASE AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS ("BLUE SKY LAWS"), AND MAY NOT BE OFFERED OR SOLD WITHOUT REGISTRATION UNDER THE SECURITIES ACT, AND AS REQUIRED BY BLUE SKY LAWS IN EFFECT AS TO SUCH OFFER AND SALE, UNLESS AN EXEMPTION FROM SUCH REGISTRATION UNDER FEDERAL AND STATE LAW IS AVAILABLE.


                                 PHASECOM, INC.
                     FORM OF D97A STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of the date set forth on the signature page to this Agreement, by and between PHASECOM, INC., a Delaware corporation (the "Corporation" or "PhaseCom"), and the purchaser whose name and address are shown on the signature page to this Agreement (the "Purchaser").

                                    RECITALS

     A. PhaseCom has duly authorized the issuance, sale and delivery of up to one hundred thirty-nine thousand five hundred five (139,505) units (the "Units"), each Unit consisting of one (1) share (the "Common Share") of its common stock, par value $0.0001 per share (the "Common Stock"), and one (1) share (the "Preferred Share") of its preferred stock, par value $0.001 per share, designated as the Series A Convertible Preferred Stock (the "Series A Preferred Stock") and having such rights, privileges and preferences as set forth in the Certificate of Incorporation of PhaseCom attached hereto as Exhibit A (the "Certificate").

     B. The Units are being offered and sold by PhaseCom to Purchaser in reliance upon and in conformity with an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Regulation D under the Securities Act ("Regulation D").

     C. PhaseCom desires to offer and sell to Purchaser, and Purchaser desires to buy from PhaseCom, the aggregate number of Units set out opposite Purchaser's address on the signature page to this Agreement for delivery in accordance with this Agreement.

     D. Contemporaneously with the offer and sale of the Units, PhaseCom intends to offer and sell up to sixty thousand two hundred sixty-one (60,261) additional units to other investors who are not U.S. Persons (as defined in Regulation S under the Securities Act) in reliance upon an exemption from registration pursuant to Regulation S.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained in this Agreement, the parties agree as follows:

     1.   AGREEMENT TO SELL AND PURCHASE THE UNITS.

          a. SALE AND PURCHASE OF UNITS. On the basis of the representations, warranties and agreements contained in this Agreement, but subject to the terms and conditions hereof, the Corporation agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Corporation, on the scheduled date set forth on the signature page to this Agreement or on such other date as shall be mutually agreed upon by the Corporation and Purchaser (the "Closing Date"), the aggregate number of Units set out opposite Purchaser's address on the signature page to this Agreement (the "Designated Units"). The price for the Designated Units shall be Nine and 77/100 Dollars ($9.77) per Designated Unit ($0.98 allocable to the Common Share and $8.79 allocable to the Preferred Share comprising each Designated Unit), and Purchaser shall pay to the Corporation the aggregate amount set out opposite Purchaser's address on the signature page to this Agreement (the "Purchase Price").

          b. PAYMENT. Payment of the Purchase Price shall be made by Purchaser to the Corporation on the Closing Date by wire transfer of immediately available funds in United States dollars to the account of PhaseCom, Inc., Account No. 011-129635, ABA No. 121141152, at Cupertino National Bank & Trust, 20230 Stevens Creek Boulevard, Cupertino, California 95014, or by such other means as shall be mutually agreed upon by the Corporation and Purchaser.

          c. OTHER UNITS. The Corporation intends to offer and sell other Units to other investors (together with Purchaser, the "Purchasers") pursuant to separate substantially identical purchase agreements (together with this Purchase Agreement, the "Purchase Agreements").

          d. CLOSING. The closing of the sale and purchase of the Units (the "Closing") shall be held at the offices of the Corporation's counsel, Pezzola & Reinke, APC ("P&R"), located at 1999 Harrison Street, Suite 1300, Oakland, California 94612 at 2:00 p.m. local time on the Closing Date.

          e. DELIVERY. Within twenty (20) days after the Closing, the Corporation shall deliver to Purchaser one or more certificate representing the Common Shares and one or more certificates representing the Preferred Shares comprising the Designated Units, each registered in the name of Purchaser, or its nominee, against payment of the Purchase Price therefor in immediately available funds to the account of the Corporation designated in Section 2(b) of this Agreement.

     2. REPRESENTATIONS AND WARRANTIES OF THE CORPORATION. The Corporation hereby represents and warrants to Purchaser as follows:

          a. CORPORATE ORGANIZATION AND STANDING. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as presently conducted. The Corporation is duly qualified to do business as a foreign corporation in every jurisdiction where such qualification is required by controlling law and where the failure to so qualify would have a material adverse effect on the Corporation and its subsidiaries, taken as a whole.

          b. AUTHORIZED CAPITAL STOCK. The Corporation has an authorized capital stock consisting of ten million (10,000,000) shares of Common Stock and four million five hundred thousand (4,500,000) shares of Preferred Stock, of which two million five hundred thousand (2,500,000) shares are designated as Series A Preferred Stock. Immediately prior to the Closing, the Corporation will have a total of not more than one million four hundred two thousand eight hundred twenty-four (1,402,824) shares of Common Stock outstanding; not more than one million four hundred two thousand eight hundred twenty-four (1,402,824) shares of Series A Preferred Stock outstanding; up to five hundred fifty thousand (550,000) shares of Common Stock reserved for issuance under the Corporation's 1996 Equity Incentive Plan; and up to an aggregate of one million nine thousand one hundred four (1,009,104) shares of Common Stock issuable pursuant to warrants of the Corporation.

          c. ISSUANCE AND DELIVERY OF THE UNITS. As of the Closing, the offer, issuance, sale and delivery of the Units in accordance with the Purchase Agreements will have been duly authorized by all requisite corporate action of the Corporation. The Common Shares and the Preferred Shares comprising the Designated Units, as and when issued and sold to Purchaser pursuant to this Agreement, and upon receipt by the Corporation of the Purchase Price therefor, will be duly and validly issued and outstanding, fully paid and non-assessable, and will be free and clear of any liens or other encumbrances, except such as may have been created by Purchaser and except for such restrictions on transfer created hereunder and under federal and/or state securities laws. This Agreement, when executed and delivered by the Corporation, shall constitute a valid and binding obligation of the Corporation, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          d. LITIGATION. There are no actions, proceedings or investigations pending to which the Corporation is a party before or by any court or governmental agency or body, which in the opinion of management of the Corporation would result, individually or in the aggregate, in any material adverse change in the financial condition or results of operations of the Corporation and its subsidiaries, taken as a whole; and to the best knowledge of the Corporation's management, no such actions, proceedings or investigations are threatened by any person, corporation or governmental agency or body.

          e. GOVERNMENTAL CONSENTS. No consent, approval, order, authorization or registration, qualification, designation, license, declaration or filing with any governmental authority is required on the part of the Corporation in connection with the consummation of the transactions contemplated herein, except for such applicable federal and state securities filings.

          f. REPRESENTATIONS AND WARRANTIES AT THE CLOSING. Each of the representations and warranties contained in this Section 2 is true and correct as of the date of this Agreement. The Corporation will make the same representations and warranties on the Closing Date and such representations and warranties when so made shall be true and correct as of the Closing Date.

     3.   CERTAIN AGREEMENTS OF THE CORPORATION.

          a. ADDITIONAL INFORMATION. The Corporation will make available to Purchaser prior to the Closing Date the opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Units and to obtain any additional information that the Corporation possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished in accordance herewith.

          b. AUTHORIZED SHARES. If at any time the number of authorized by unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Corporation shall request its shareholders to take such action as may, in the opinion of counsel to the Corporation, be necessary to increase the Corporation's authorized by unissued shares of Common Stock to such a number as shall be sufficient for such purposes.

          c. NOTICE TO HOLDERS OF SERIES A PREFERRED STOCK.

               i. NOTICE OF MATERIAL EVENT. So long as Purchaser holds Preferred Shares, in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, any merger, consolidation, or sale, transfer or lease of all or substantially all of the assets of the Corporation, or in the event of any corporate reorganization, or of the setting of any record date of shareholders for the purpose of entitling shareholders to receive any dividend or other distribution, or for the purpose of establishing a date for a shareholders meeting, the Corporation shall, within ten (10) days after the date the Board of Directors approves such action, or within ten (10) days prior to any date for any shareholders meeting (or the effective date of any matter adopted by the consent of shareholders) or distribution, or within ten (10) days after the commencement of any involuntary proceeding, as the case may be, give each holder of shares of Series A Preferred Stock written notice of the proposed action. If applicable, such written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash, and property to be received by the holders of shares of Series A Preferred Stock upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of Series A Preferred Stock of such material change.

               ii. CONSUMMATION OF MATERIAL EVENT. The Corporation shall not consummate any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation or any merger, consolidation or sale, lease or transfer of all or substantially all of the assets of the Corporation before the expiration of ten (10) days after the mailing of the initial notice or any subsequent written notice, whichever is later; PROVIDED that any such ten (10) day period may be shortened upon the written consent of the holders of the majority of the outstanding shares of Series A Preferred Stock.

     4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER. Purchaser hereby represents, warrants and covenants to the Corporation as follows:

          a. COMPLIANCE WITH SECURITIES LAWS. Purchaser understands and acknowledges that the Common Shares and the Preferred Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions thereof which depends upon, among other things, the bona fide nature of the investment as expressed herein.

          b.   STATUS OF PURCHASER.

               i. ACCREDITED INVESTOR. To the extent that Purchaser is an "accredited investor" (as defined in Regulation D, which definition is set out in Exhibit B hereto), Purchaser shall so represent, warrant and certify on the signature page to this Agreement.

               ii. INVESTMENT. Purchaser is purchasing the Designated Units for its own account for investment purposes and not with a view to, or for resale in connection with, any distribution thereof.

               iii. KNOWLEDGE AND EXPERIENCE. Purchaser has such knowledge and experience in financial and business matters, including investments in companies in the development stage, that it is qualified to make decisions with respect to investments is restricted securities such as this Agreement and the Designated Units, and has requested, received, reviewed and considered all information it deems relevant in making a decision to execute this Agreement and to purchase the Designated Units. Purchaser acknowledges that it is capable of evaluating the merits and risks of the investment in the Designated Units and it is able to bear the economic risk of such investment.

               iv. ACCESS TO INFORMATION. Purchaser acknowledges that the Corporation has made available to Purchaser the opportunity to (A) discuss the Corporation's business, management and financial affairs with its management,
(B) ask questions and receive answers concerning the terms and conditions of the offering of the Units, and (C) obtain any additional information that the Corporation possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished in accordance herewith or to decide whether or not to purchase the Designated Units. Purchaser acknowledges that no other representation or warranty has been made by the Corporation or any agent thereof except as set forth in this Agreement.

               v. RISK OF INVESTMENT. Purchaser understands that an investment in the Corporation involves a high degree of risk and is suitable only for investors who can afford a loss of their entire investment and who have no need for liquidity from their investment.

               vi. SUITABILITY. Purchaser has carefully considered and has, to the extent Purchaser deems necessary, discussed with Purchaser's own professional legal, tax and financial advisers the suitability of an investment in the Designated Units for Purchaser's particular tax and financial situation, and Purchaser has determined that the Units are a suitable investment.

               vii. NO PUBLIC MARKET. Purchaser understands that no public market now exists for the Common Shares or the Preferred Shares and that it is uncertain whether a public market will ever exist for any such securities.

          c.   RESTRICTIONS ON RE-SALE.

               i. RESTRICTIONS ON RE-SALES. Purchaser understands and acknowledges that because the Common Shares and the Preferred Shares comprising the Designated Units have not been registered under the Securities Act, such Common Shares and Preferred Shares must be held indefinitely unless subsequently registered under the

Securities Act or an exemption from such registration is available. Purchaser further understands and acknowledges that the Securities Act prohibits resales of securities except pursuant to an effective registration statement or an exemption from registration for which such securities and Purchaser qualifies. Purchaser understands and acknowledges that there can be no assurance that Purchaser will be able to qualify for such an exemption from registration.

               ii. COMPLIANCE WITH SECURITIES ACT. Purchaser will not, directly or indirectly, voluntarily offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) its rights under this Agreement and the Common Shares and Preferred Shares comprising the Designated Units or any interest therein otherwise than in compliance with the Securities Act, any applicable state securities or blue sky laws, and the rules and regulations promulgated thereunder.

          d. PUBLIC OFFERING LOCK-UP. In connection with any underwritten public registration of the Corporation's securities, Purchaser (and any transferee of Purchaser) agrees, upon the request of the Corporation or the underwriters managing such underwritten offering of the Corporation's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Common Shares or Preferred Shares comprising the Designated Units or any other securities of the Corporation heretofore or hereafter acquired by Purchaser (other than those included in the registration) without the prior written consent of the Corporation and such underwriters, as the case may be, for a period of time, not to exceed one hundred eighty (180) days from the effective date of such registration. Upon request by the Corporation, Purchaser shall enter into any further agreement in writing in a form reasonably satisfactory to the Corporation and such underwriter. The Corporation may impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of said 180-day period.

          e. LEGENDS. Purchaser agrees that the certificates (the "Stock Certificates") representing the Common Shares and the Preferred Shares comprising the Designated Units shall bear the legends set forth below:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THAT CERTAIN D97A STOCK PURCHASE AGREEMENT BETWEEN THE CORPORATION AND THE ORIGINAL HOLDER HEREOF.

          f. DUE AUTHORIZATION, DELIVERY AND PERFORMANCE OF THIS AGREEMENT. Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby; if Purchaser is a company or corporation, the execution, delivery and performance of this Agreement by Purchaser have been duly authorized by all requisite corporate action of Purchaser. This Agreement, when executed and delivered by Purchaser, shall constitute a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          g. GOVERNMENTAL CONSENTS. No consent, approval, order, authorization or registration, qualification, designation, license, declaration or filing with any governmental authority is required on the part of Purchaser in connection with the consummation of the transactions contemplated herein.

          h. RELIANCE. Purchaser understands and acknowledges that the Corporation is relying on the accuracy of the representations and warranties of Purchaser contained herein to establish compliance with federal and state securities laws. Purchaser agrees that if any such representation or warranty is not true and accurate in any respect as of the Closing Date or at any time thereafter, Purchaser shall immediately notify the Corporation in writing and shall be cause for recision by the Corporation, at its sole election.

          i. REPRESENTATIONS AND WARRANTIES AT THE CLOSING. Each of the representations and warranties contained in this Section 4 is true and correct as of the date of this Agreement. Purchaser will make the same representations and warranties on the Closing Date and such representations and warranties when so made shall be true and correct as of the Closing Date.

     5.   MISCELLANEOUS.

          a. SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

          b. EXECUTION AND DELIVERY OF OTHER DOCUMENTS. Purchaser agrees that it will execute and deliver such other documents as may be reasonably requested by the Corporation to complete the transactions contemplated hereby.

          c. SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

          d. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          e. ENTIRE AGREEMENT. This Agreement and the exhibits attached hereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between and among the parties with regard to the subjects hereof and thereof.

          f. NOTICE. Any notice, demand, consent or other communication under this Agreement shall be in writing addressed to the other party at its address on the signature page to this Agreement, or to such other address as such party shall have theretofore furnished by like notice and either served personally, sent by express, registered or certified first class mail, postage prepaid, sent by facsimile transmission, or delivered by reputable commercial courier. Such notice shall be deemed given (i) when so personally delivered, or (ii) if mailed as aforesaid, seven (7) days after the same shall have been posted, or (iii) if sent by facsimile transmission, as soon as written or telephonic confirmation is received from the party to whom it was sent that the message has been received, or (iv) if delivered by commercial courier, upon receipt.

          g. FINDER'S AND BROKER'S FEES. Each party hereto represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and hereby agrees to indemnify and to hold the other harmless from any liability for any finder's or broker's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such indemnifying person, or any of its employees or representatives, are responsible.

          h. CONFLICT OF INTEREST. PURCHASER ACKNOWLEDGES THAT P&R IS THE GENERAL CORPORATE COUNSEL TO THE CORPORATION AND WAIVES ANY CONFLICTS ASSOCIATED THEREWITH, AND HEREBY CONSENTS TO P&R'S ROLE HEREUNDER NOTWITHSTANDING ITS POSITION AS THE CORPORATION'S LAW FIRM IN NEGOTIATING THE TERMS AND CONDITIONS OF THIS AGREEMENT AND ALL OTHER ANCILLARY DOCUMENTS IN CONNECTION HEREWITH.

          i. HEADINGS. The headings of the Sections and subsections of this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of the contents of this Agreement.

          j. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts between California residents entered into and to be performed entirely within the State of California, except with respect to matters that by their nature would be governed by Israeli Company Law, in which case, Israeli Company Law shall apply.

          k. ARBITRATION. Any dispute between the parties arising out of this Agreement shall be submitted to final and binding arbitration in the City of Santa Clara, County of Santa Clara, State of California, under the Commercial Arbitration Rules of the American Arbitration Association then in effect, upon written notification and demand of either party therefor. In the event either party demands such arbitration, the American Arbitration Association shall be requested to submit a list of prospective arbitrators consisting of persons experienced in matters involving securities offerings. The provisions of California Code of Civil Procedure Section 1283.05 and the laws of the State of California are incorporated herein and shall be applicable to the arbitration. In making the award, the arbitrator shall award recovery of costs and expenses of the arbitration and reasonable attorneys' fees to the prevailing party. Any award may be entered as a judgment in any court of competent jurisdiction. Should judicial proceedings be commenced to enforce or carry out this provision or any arbitration award, the prevailing party in such proceedings shall be entitled to reasonable attorneys' fees and costs in addition to other relief. Either party shall have the right, prior to receiving an arbitration award, to obtain preliminary relief from a court of competent jurisdiction to avoid injury or prejudice to that party.

          l. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          m. FACSIMILE SIGNATURES. The parties shall be entitled to rely upon and enforce a facsimile of any authorized signature as if it were the original.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.)

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of April 1, 1997.


PHASECOM, INC.                          PURCHASER'S NAME:
a Delaware corporation


By:
   -----------------------------   ----------------------------------
    Shaul Berger, President
                                        ----------------------------------------
    20700 Valley Green Drive
                                        ----------------------------------------
    Cupertino, CA  95014
                                        Duly executed by:


                                        ----------------------------------------
                                               (Signature)

                                        ----------------------------------------
                                               (Print Name & Title)


PURCHASER HEREBY REPRESENTS, WARRANTS AND CERTIFIES TO THE CORPORATION THAT PURCHASER IS AN "ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN REGULATION D.



                                        ----------------------------------------
                                               (Signature)
Scheduled Closing Date:  April 1, 1997


Aggregate Number of                     PURCHASER'S ADDRESS:
Designated Units:



--------------------------------   ----------------------------------

Total Purchase Price:                    ---------------------------------------

                                         ---------------------------------------

-------------------------------

Stock Certificate registration instructions:

Name of Holder:
                   -------------------------------------------------------------

Address of Holder:
                   -------------------------------------------------------------

                                    EXHIBIT A
                                       TO
                            STOCK PURCHASE AGREEMENT

                          CERTIFICATE OF INCORPORATION


The Certificate of Incorporation of PhaseCom, Inc. is set forth on the following pages.

                                    EXHIBIT A
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 PHASECOM, INC.


     I, the undersigned, for the purpose of incorporating a corporation under the General Corporation Law of the State of Delaware, do execute this Certificate of Incorporation and do hereby certify as follows:


                                       I.

     The name of the corporation is PhaseCom, Inc. (this "Corporation").


                                       II.

     The registered office of this Corporation in the State of Delaware and New Castle County shall be 1201 Market Street, Suite 1401, Wilmington, Delaware 19801. The registered agent at such address shall be PHS Corporate Services, Inc.


                                      III.

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                       IV.

     A. AUTHORIZED SHARES. This Corporation is authorized to issue two classes of shares, to be designated Common Stock and Preferred Stock, respectively. This Corporation is authorized to issue 10,000,000 shares of Common Stock with a par value of $0.0001 per share and 4,500,000 shares of Preferred Stock with a par value of $0.001 per share. The Preferred Stock authorized by this Certificate of Incorporation shall be issued from time to time in one or more series.

     B. AUTHORIZED SHARES - PREFERRED STOCK. Within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, the Board of Directors may increase or decrease (but neither above the total number of authorized shares of the class, nor below the number of shares of such series, then outstanding) the number of shares of any such series subsequent to the issue of shares of that series. In addition, the Board of Directors is authorized, subject to limitations prescribed by law and the provisions of
Article IV, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

     The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

          i) The number of shares constituting that series and the distinctive designation of that series;

          ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          v) Whether or not shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of this Corporation, and the relative rights or priority, if any, of payment of shares of that series; and

          viii) Any other relative rights, preferences and limitations of that series.

     C. AUTHORIZED SHARES - SERIES A PREFERRED STOCK. The initial series of Preferred Stock shall be comprised of an aggregate total of 2,500,000 shares all to be designated "Series A Convertible Preferred Stock" ("Series A Stock").

     D. ATTRIBUTES OF SERIES A STOCK. The rights, preferences, privileges and restrictions of the Series A Stock and of the holders thereof shall be as follows:

          1.   DIVIDENDS.

               a. SERIES A STOCK-LIMITED RIGHT TO DIVIDENDS. Each holder of outstanding shares of Series A Stock shall be entitled to receive, when and if declared by the Board of Directors and out of any funds legally available therefor, non-cumulative dividends at the annual rate of $0.0432 per share (the "Series A Preferential Dividend"), payable during each fiscal year of this Corporation and in preference to any declaration or payment (payable other than in Common Stock) on the Common Stock.

               b. PARTIAL PAYMENT. If the Board of Directors shall declare a dividend on the outstanding shares of Series A Stock and the amount available for payment thereof is insufficient to permit the payment of the full preferential amounts required to be paid to the holders of the outstanding shares of Series A Stock, then the amount available for such dividend payments shall be distributed ratably among the holders of the outstanding shares of Series A Stock. After the holders of Series A Preferred Stock receive their preferential dividend in full in any one fiscal year, the holders of Series A Preferred Stock shall participate ratably with the Common Stock on any other dividends, as if such holders had converted their Series A Stock shares into the number of shares of Common Stock into which outstanding shares of Series A Stock are convertible pursuant to this Article IV, as of the record date of the dividend.

               c. DEFINITION OF DIVIDENDS. Dividends shall be deemed to include payments by this Corporation, including, without limitation, any distribution of assets, evidences of indebtedness, warrants, rights, options and other securities, and excluding only the distribution of Common Stock to the holders of Common Stock and the distribution of stock of a subsidiary in a spin-off where the net asset value, the net income, and the revenues, of the subsidiary spun-off is less than fifty percent (50%) of the net asset value, the net income, and the revenues, as the case may be, of this Corporation before the spin-off; provided, however, that the shares of the spun-off company are distributed to the holders of the Series A Stock, as if such holders had converted their Series A Stock into the number of shares of Common Stock into which outstanding shares of Series A Stock are convertible pursuant to this
Article IV, as of the record date of the dividend.

          2.   PREFERENCE ON LIQUIDATION.

               a. PREFERENCE PRICE. In the event of any liquidation, dissolution or winding up of this Corporation, whether voluntary or involuntary, the holders of the outstanding shares of Series A Stock shall be entitled to be paid out of the assets of this Corporation available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment is made in respect of the outstanding shares of Common Stock or any other equity security of this Corporation of a lesser priority than the Series A Stock in an amount equal to $5.40 per share in the case of the Series A Stock plus any declared but unpaid dividends on each such share (the "Preference Price"). After distribution of the Preference Price to the holders of the outstanding shares of Series A Stock, the holders of the outstanding shares of Common Stock shall be entitled to an amount per share equal to the Preference Price paid to the holders of the outstanding shares of Series A Stock. Thereafter, any remaining assets of this Corporation shall be distributed pro rata among the holders of the outstanding shares of Common Stock and Series A Stock based on the number of shares of Common Stock into which outstanding shares of Series A Stock are convertible pursuant to this
Article IV as of the date of distribution.

               b. PARTIAL PAYMENT. If, upon any liquidation, dissolution or winding up of this Corporation, whether voluntary or involuntary, the assets of this Corporation available for distribution to its shareholders shall be insufficient to pay the full Preference Prices required to be paid to the holders of the outstanding shares of Series A Stock, then all of the assets of this Corporation legally available for distribution to the holders of equity securities shall be distributed ratably among the holders of the outstanding shares of Series A Stock.

          3. CERTAIN TRANSACTIONS. The sale, transfer or other conveyance of all or substantially all of the assets of this Corporation, in any transaction or related series of transactions whether by merger or consolidation or otherwise, shall not be deemed to be a liquidation, dissolution or winding up of this Corporation, as those terms are used in this Article IV.D, unless elected to be treated as such by a majority of this Corporation's Board of Directors.

          4. CONSENT TO CERTAIN DISTRIBUTIONS. Each holder of outstanding shares of Series A Stock, shall by virtue of its acceptance of a stock certificate evidencing such shares, be treated as having consented to distributions made, or to be made, by this Corporation for the repurchase of shares of Common Stock from directors or employees of, or consultants or advisers to, this Corporation upon the termination of employment by, or service to, this Corporation or any subsidiary of this Corporation or otherwise, if such repurchase is made in accordance with an agreement authorizing the right of said repurchase.

          5. LIQUIDATION ADJUSTMENT. Notwithstanding anything to the contrary in this Article IV, the Preference Price shall be adjusted downwards upon the receipt by the holder of Preferred Stock of any non-cash dividends or distributions (other than distributions of this Corporation's capital stock), by the "cash value" of any such non-cash dividends or distributions made on Series A Stock at any time since the issuance of such series. The "cash value" shall be determined by this Corporation's Board of Directors in its sole discretion, or, if the distribution is a stock dividend (other than this Corporation's capital stock) whereby within 180 days after such distribution and prior to a "liquidating" event such company's stock is publicly traded, then the initial public offering price of such company's stock shall be the "cash value" whether or not the distributed stock is itself publicly traded.

     E. VOTING. The holders of the outstanding shares of Common Stock shall each have one (1) vote per each share owned of Common Stock owned by such stockholder. The holders of the outstanding shares of Series A Preferred Stock shall be entitled to cast that number of votes equal to the number of shares of Common Stock into which such holder's shares of Series A Stock are convertible immediately after the close of business on the record date fixed for such meeting or, if no such record date is established, the date such vote is taken or the effective date of such written consent.

     F. CONVERSION. The holders of the outstanding shares of Series A Stock shall have the conversion rights set forth below (the "Conversion Rights"):

          1. RIGHT TO CONVERT. Each share of Series A Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such shares, at the office of this Corporation or any transfer agent for the shares of Series A Stock, or Common Stock, into that number of shares of Common Stock which is equal to the quotient obtained by dividing (A) $5.40 for each share of Series A Stock, by (B) the Series A Conversion Price, immediately prior to the time of such conversion. The "Series A Conversion Price" shall be $5.40 (as adjusted from time to time as herein provided).

          2. MECHANICS OF CONVERSION. Each holder of outstanding shares of Series A Stock, shall convert when forced to by the terms of the mandatory conversion as set forth in Article IV.F.9 (below), or at the option of the holders of Series A Stock, by surrendering the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the shares of Series A Stock or Common Stock and shall give written notice to this Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Series A Stock being converted. Thereupon, this Corporation shall issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay all declared but unpaid dividends on the shares being converted in cash or, if this Corporation so elects or is legally or financially unable to, pay in cash, shares of Common Stock (valued at the Common Stock's fair market value at the time of surrender as determined in good faith by the Board of Directors). Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

          3. ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If this Corporation at any time or from time to time after the date these Articles are filed with the Secretary of State of the State of Delaware (the "Filing Date") effects a division of the outstanding shares of Common Stock, then the Series A Conversion Price shall be proportionately decreased and, conversely, if this Corporation at any time, or from time to time, after the Filing Date combines the outstanding shares of Common Stock, then the Series A Conversion Price shall be proportionately increased. Any adjustment under this Article IV.F.3 shall be effective on the close of business on the date such division or combination becomes effective.

          4. ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. If this Corporation at any time or from time to time after the Filing Date pays or fixes a record date for the determination of holders of shares of Common Stock entitled to receive a dividend or other distribution in the form of shares of Common Stock, or rights or options for the purchase of, or securities convertible into, Common Stock, then in each such event the Series A Conversion Price shall be decreased, as of the time of such payment or, in the event a record date is fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the time of such payment or the close of business on such record date, as the case may be, and (ii) the denominator of which shall be (a) the total number of shares of Common Stock outstanding immediately prior to the time of such payment or the close of business on such record date, as the case may be, plus (b) the number of shares of Common Stock issuable in payment of such dividend or distribution or upon exercise of such option or right of conversion; provided, however, that if a record date is fixed and such dividend is not fully paid or such other distribution is not fully made on the date fixed therefor, then the Series A Conversion Price shall not be decreased as of the close of business on such record date as hereinabove provided as to the portion not fully paid or distributed and thereafter the Series A Conversion Price shall be decreased pursuant to this
Article IV.F.4 as of the date or dates of actual payment of such dividend or distribution.

          5. ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. If this Corporation at any time or from time to time after the Filing Date pays, or fixes a record date for the determination of holders of shares of Common Stock entitled to receive, a dividend or other distribution in the form of securities of this Corporation other than shares of Common Stock or rights or options for the purchase of, or securities convertible into, Common Stock, then in each such event provision shall be made so that the holders of outstanding shares of Series A Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of this Corporation which they would have received had their respective shares of Series A Stock been converted into shares of Common Stock on the date one day before such event and had such holders thereafter, from the date of such event to and including the actual date of conversion of their shares, retained such securities, subject to all other adjustments called for during such period under this Article IV.F.5 with respect to the rights of the holders of the outstanding shares of Series A Stock.

          6. ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If at any time or from time to time after the Filing Date the number of shares of Common Stock issuable upon conversion of the shares of Series A Stock, is changed into the same or a different number of shares of any other class or classes of Stock or other securities, whether by recapitalization, reclassification or otherwise (other than a recapitalization, division or combination of shares or a stock dividend, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Article IV.F.6, then in any such event each holder of outstanding shares of Series A Stock shall have the right thereafter to convert such shares of Series A Stock into the same kind and amount of Stock and other securities receivable upon such recapitalization, reclassification or other change, as the maximum number of shares of Common Stock into which such shares of Series A Stock, could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

          7. REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If at any time or from time to time after the Filing Date there is a capital reorganization of the Common Stock (other than a recapitalization, division, combination, reclassification or exchange of shares provided for elsewhere in this Article IV.F or a merger or consolidation of this Corporation into or with another corporation or a sale of all or substantially all of this Corporation's properties and assets to any other person, then, as a part of such capital reorganization, merger, consolidation or sale, provision shall be made so that the holders of outstanding shares of Series A Stock shall thereafter receive upon conversion thereof the number of shares of Stock or other securities or property of this Corporation, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of the number of shares of Common Stock into which their shares of Series A Stock were convertible would have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Article IV.F with respect to the rights of the holders of the outstanding shares of Series A Stock after such capital reorganization, merger, consolidation, or sale. The provisions of this Article IV.F (including adjustment of the Series A Conversion Price and the number of shares into which the outstanding shares of Series A Stock may be converted) shall be applicable after that event and be as nearly equivalent to such Conversion Prices and number of shares as may be practicable.

          8. CERTIFICATE OF ADJUSTMENT. On each adjustment of the Series A Conversion Price, or the number of shares of Common Stock or other securities issuable upon conversion of the shares of Series A Stock, this Corporation shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Stock, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

          9.   AUTOMATIC CONVERSION.

               a. Each outstanding share of Series A Stock shall automatically be converted into shares of Common Stock based upon the Series A Conversion Price upon (i) the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of shares of Common Stock for the account of this Corporation (other than a registration statement effected solely to implement an employee benefit plan, a transaction in which Rule 145 of the Securities and Exchange Commission is applicable or any other form or type of registration in which the shares of Common Stock issuable upon conversion of the shares of Series A Stock cannot be included pursuant to the Securities and Exchange Commission rules or practices) resulting in aggregate proceeds to this Corporation (before the payment of underwriting discounts and commissions and the expense of the offering) in excess of $7,500,000; or (ii) a merger or consolidation with or into another corporation or a sale of the shares of Common Stock or a sale of all or substantially all of this Corporation's properties and assets in which the aggregate gross cash proceeds received by the shareholders of this Corporation is at least $7,500,000 in cash or marketable securities ("Qualified Public Offering").

               b. Upon the occurrence of an event specified in Article IV.F.9.a. above, the outstanding shares of Series A Stock shall be converted into shares of Common Stock, whether or not the certificates representing such shares are surrendered to this Corporation or its transfer agent; provided, however, that this Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares are either delivered to this Corporation or its transfer agent as provided below or the holder notifies this Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to this Corporation indemnifying this Corporation from any loss incurred by it in connection with the issuance of such certificate. Upon the occurrence of such automatic conversion of the outstanding shares of Series A Stock, the holders of the outstanding shares of Series A Stock shall surrender the certificates representing such shares at the office of this Corporation or to any transfer agent for the shares of Series A Stock or Common Stock. Thereupon there shall be issued and delivered to such holder, promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the surrendered shares of Series A Stock of such holder were convertible on the date on which such automatic conversion occurred, and this Corporation shall promptly, pay in cash all declared but unpaid dividends on the shares of Series A Stock so converted.

          10. FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of the shares of Series A Stock. In lieu of any fractional share to which the holder of such shares would otherwise be entitled, this Corporation shall pay cash equal to the product of (a) such fraction multiplied by (b) the fair market value of one share of the Common Stock on the date of conversion. The fair market value shall be determined by the average trading price of the Common Stock over the past five (5) trading days, if such a price is available, otherwise it shall be as determined in good faith by the Board of Directors.

          11. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Stock.

          12. NOTICES. Any notice required by the provisions of this Article IV.F to be given to a holder of shares of Series A Stock, shall be deemed given upon the earlier of actual receipt or seventy-two (72) hours after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, addressed to the holder at the address of such holder appearing on the books of this Corporation.

     G.   RESTRICTIONS AND LIMITATIONS.

          1. CORPORATE ACTION. Except as otherwise required by law, so long as at least 680,000 shares of Series A Stock remain outstanding (adjusted for stock splits and combinations), this Corporation shall not, without the vote or written consent of the holders of a majority of the shares of Series A Stock, voting as a separate class:

               a.   increase the authorized number of shares of Series A Stock,

               b.   increase the authorized number of shares of Preferred Stock,

               c. create any new class or series of shares having preference over the Series A Stock,

               d. merge, consolidate, or reorganize, where such merger, consolidation, or reorganization would result, directly or indirectly, in the change of a majority of the members of the Board of Directors; or

               e. sell all, or substantially all, of its assets or issue more than 50% of this Corporation's Common Stock in one transaction or series of related transactions.

          2. DIVIDENDS. This Corporation shall not without the vote or written consent of the holders of a majority of the shares of Series A Stock take any action that would constitute the declaring of a dividend for holders of Series A Stock or Common

Stock.

     H. REPLACEMENT OF CERTIFICATES. Upon receipt of evidence reasonably satisfactory to this Corporation of the loss, theft, destruction, or mutilation of a certificate representing any of the outstanding shares of Preferred Stock or Common Stock, and, in the case of loss, theft, or destruction, the execution of an agreement satisfactory to this Corporation to indemnify this Corporation from any loss incurred by it in connection therewith, this Corporation will issue a new certificate representing such shares of Preferred Stock or Common Stock in lieu of such lost, stolen, destroyed or mutilated certificate.

     I. RESTATED CERTIFICATE OF INCORPORATION. Upon the conversion of all outstanding shares of the Series A Stock, Sections C, D, E, F, G, H, I and J of this Article IV (the "Deleted Provisions") shall be of no further force or effect, and this Certificate of Incorporation may be restated by a resolution of the Board of Directors (and without further action by the stockholders) to delete the Deleted Provisions and renumber or restate the remaining provisions.


                                       V.

     A. ELECTION OF DIRECTORS. The election of the Directors of this Corporation need not be by written ballot, unless the Bylaws of this Corporation shall so provide.

     B. ARRANGEMENT WITH CREDITORS. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     C. FIDUCIARY DUTY. A director of this Corporation shall not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the filing of the Certificate of Incorporation of which this Article is a part to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of this Corporation shall not adversely affect any right or protection of a director of this Corporation existing at the time of such repeal or modification.


                                       VI.

     A.   INDEMNIFICATION.

          1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party, or is threatened to be made a party to, or is involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), including, without limitation, Proceedings by or in the right of this Corporation to procure a judgment in its favor, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by this Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits this Corporation to provide broader indemnification rights than said law permitted this Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amount paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by this Corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer of this Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such Proceeding, shall be made only upon delivery to this Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this section, or otherwise.

          2. RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Section 1 (above) is not paid in full by this Corporation within ninety (90) days after a written claim has been received by this Corporation, the claimant may at any time thereafter bring suit against this Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking has been tendered to this Corporation), that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for this Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on this Corporation. Neither the failure of this Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by this Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct.

     B. NON-EXCLUSIVITY OF RIGHTS. The rights conferred by Section A.1 and A.2 (above) shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

     C. AMENDMENT OR REPEAL. Neither any amendment nor repeal of this Article VI, nor the adoption of any provision of this Corporation's Certificate of Incorporation inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI, in respect of any matter occurring, or any action or Proceeding accruing or arising, or that, but for this Article VI would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.


                                      VII.

     A. DIRECTORS' POWERS. The Directors of this Corporation shall have the power to adopt, amend or repeal the Bylaws of this Corporation. The management of the business and the conduct of the affairs of this Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by, or in the manner provided in, the Bylaws of this Corporation.

     B. CORPORATION EXISTENCE. This Corporation is to have perpetual existence.

                                      VIII.

     A. QUALIFIED PUBLIC OFFERING. For the management of the business, and for the conduct of the affairs of this Corporation, and in further definition, limitation and regulation of the powers of this Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that, effective upon the closing of a Qualified Public Offering:

          1. BOARD CLASSES AND TERMS. The Board of Directors shall be divided into three classes, designated as Class I, Class II, and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the date of the Qualified Public Offering, the term of office of the Class I directors shall expire, and Class I directors shall be elected for a full term of three (3) years. At the second annual meeting of stockholders following the date of the Qualified Public Offering, the term of office of the Class II directors shall expire, and Class II directors shall be elected for a full term of three (3) years). At the third annual meeting of stockholders following the date of the Qualified Public Offering, the term of office of the Class III directors shall expire, and Class III directors shall be elected for a full term of three (3) years). At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three (3) years to succeed the directors of the class whose terms expire at such annual meeting.

          Notwithstanding the foregoing provisions of this Article, each director shall serve until his or her successor is duly elected and qualified, or under his or her death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          2. BOARD VACANCIES. Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other causes shall be filled by either (i) the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of this Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class; or (ii) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly-created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

     B. BYLAWS. In furtherance, and not in limitation, of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend, or repeal the Bylaws of this Corporation.

     C.   VOTE.

          1. The affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the voting power of the then-outstanding shares of Voting Stock, voting together as a single class, shall be required for the adoption, amendment or repeal of Sections 2.2 (Annual Meeting) and 2.3 (Special Meeting) of this Corporation's Bylaws.

          2. Any director, or the entire Board of Directors, may be removed from office at any time (i) with cause by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class; or (ii) without cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock.

     D. NO ACTION. No action shall be taken by the stockholders of this Corporation, except at an annual or special meeting of the stockholders called in accordance with the Bylaws. The Stockholders shall not take any action by written consent.

     E. STOCKHOLDER NOMINATION. Advance notice of stockholder nomination for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of this Corporation shall be given in the manner provided in the Bylaws of this Corporation.

     F. AMENDMENT. Notwithstanding any other provisions of this Certificate of Incorporation, or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article VIII.

                                       IX.

     This Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in Article VIII of this Certificate, and all rights conferred upon the stockholders herein are granted subject to this right.

                           CERTIFICATE OF INCORPORATOR

     I, THE UNDERSIGNED, being the Incorporator hereinafter named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying, under penalties of perjury, that this is my act and deed, and that the facts herein stated are true, and accordingly have hereunto set my hand this 21st day of March, 1996.


                                         /s/ Stephen P. Pezzola
                                         ---------------------------------------
                                         STEPHEN P. PEZZOLA, Incorporator

                                    EXHIBIT B
                                       TO
                            STOCK PURCHASE AGREEMENT

                        DEFINITION OF ACCREDITED INVESTOR


ACCREDITED INVESTOR. "Accredited investor" shall mean any person who comes within any of the following categories as at the Closing Date:

     (1) Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); any insurance company as defined in section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in
Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decision made solely by persons that are accredited investors;

     (2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

     (3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

     (4) Any director or executive officer of the Corporation;

     (5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

     (6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

     (7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; and

     (8) Any entity in which all of the equity owners are accredited investors.